This Novation and Amendment Agreement is dated as of February 25, 2008. Reference is hereby made to the Securities Lending Agency Agreement dated as of March 17, 2003, as amended to date (the "Agreement") by and among Touchstone Investment Trust, Touchstone Strategic Trust, and Touchstone Variable Series Trust (each a "Trust") acting with respect to each series thereof as set forth on Exhibit A hereto (each a "Series") (each Trust on behalf of each of its respective Series thereof, each the "Fund"), and Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the "Lending Agent").

                                   WITNESSETH:

         WHEREAS, pursuant to the terms and conditions of the Agreement the Lending Agent acts as securities lending agent on behalf of each Fund.

         WHEREAS, the Lending Agent and each Fund wish to add the Touchstone Tax Free Trust, the Touchstone Institutional Funds Trust, and the Touchstone Funds Group Trust and certain series thereof (each a "Novated Party") as additional parties to the Agreement for the purpose of each Novated Party receiving securities lending services from the Lending Agent, and certain Trusts wish to add new Series to the Agreement.

         NOW THEREFORE, the Lending Agent, each Trust and each Novated Party hereby agree by execution of this Novation Agreement that (i) the Lending Agent is hereby appointed as Lending Agent of the Novated Party and each series thereof designated series thereof set forth on Exhibit A and Schedule 1 hereto,
(ii) each Novated Party and each series thereof shall hence forth be known as a "Trust" and a "Series", respectively, as such terms are defined in the Agreement and shall be fully bound by the terms and conditions of the Agreement effective immediately upon execution of this Novation Agreement as if such Novated Party were an original party to the Agreement, (iii) certain new Series have been added to Exhibit A and Schedules 1 of the Agreement as per the request of the respective Trust, (iv) the Agreement is amended by deleting Schedules 5 and 7 therefrom and substituting Schedules 5 and 7 attached hereto therefore, and (v) the Agreement is further amended by adding the following new Section 26 thereto:

         "26. BORROWER DEFAULT. In the event of default by an Approved Borrower with respect to any loan entered into pursuant to a SLA, BBH&Co. will take such actions as are set forth in the applicable SLA. In addition, the following provisions shall apply.

         26.1 REPLACEMENT OF LOANED SECURITIES. If a borrower fails, pursuant to the SLA with BBH&Co., to return loaned securities with respect to a loan when due ("Default Event"), then BBH&Co. shall be responsible to the Fund as follows: BBH&Co. shall use the Collateral or the proceeds of the liquidation of such Collateral to purchase for the affected Fund's account, for settlement in the normal course, replacement securities of the same issue, type, class and series as that of the loaned securities ("Buy-In"). If the value of the Collateral is less than the purchase cost of replacement securities (or liquidated damages calculated under Section 26.2), BBH&Co. shall be responsible for satisfying such shortfall but only to the extent that such shortfall is not due to any diminution in the Collateral Value (as defined in this Section) which is due to the reinvestment risk borne by the Fund pursuant to this Agreement. For purposes of this Section, "Collateral Value" shall be calculated in accordance with the following terms:

                  26.1.1 VALUE OF CASH COLLATERAL. In the case of loans collateralized solely by cash Collateral, the greater of: (i) the amount of the cash Collateral pledged by a borrower with respect to a loan, or (ii) the market value of the investment of such cash Collateral.

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                               NOVATION AGREEMENT

                  26.1.2 VALUE OF SECURITIES COLLATERAL. In the case of loans collateralized solely by securities Collateral, the market value of such Collateral.

                  26.1.3 VALUE OF LETTERS OF CREDIT. In the case of loans collateralized solely by letters of credit, the respective available undrawn amounts.

                  26.1.4 VALUATION DATE. Collateral Value shall be determined on the date of the Buy-In (or the payment made pursuant to Section 26.2 below).

                  26.1.5 MARKET VALUE. Market value shall be determined by BBH&Co., where applicable, based upon prices obtained from recognized pricing services or dealer price quotations.

                  26.1.6 MULTIPLE FORMS OF COLLATERAL. Where a loan is collateralized by more than one type of Collateral, the aggregate market value of Collateral securing such loan (for the purpose of computing the indemnity) shall be the sum of the market values for each relevant type of Collateral.

         26.2 IMPOSSIBILITY OF REPLACEMENT/LIQUIDATED DAMAGES. If BBH&Co. determines that a Buy-In is commercially impracticable, BBH&Co. shall, in lieu of effecting a Buy-In, pay to the affected Fund an amount equal to the market value of the loaned securities determined at the close of business on the date of the Default Event to be reduced by any shortfall in the Collateral Value that is due to the reinvestment risk borne by the Fund pursuant to this Agreement.

         26.3 REPLACEMENT OF DISTRIBUTIONS. In addition to making the purchases or payments required above, BBH&Co. shall pay to the Fund the value of all distributions on the loaned securities, the record dates for which occur before the date that BBH&Co. executes a Buy-In or makes the payments to the Fund required pursuant to Section 26.2 and that have not otherwise been credited to the Fund's Custody Account. For purposes of this Section, the value of such distributions shall be calculated net of taxes, expenses or other deductions that would normally accrue to such distributions. BBH&Co. shall use Collateral or the proceeds of such Collateral to the extent available to make such payments of distributions and BBH&Co. shall be responsible for satisfying any shortfall, but only to the extent that such shortfall in the Collateral Value is not due to the reinvestment risk borne by the Fund pursuant to the Agreement.

         26.4 COLLATERAL NOT IN POSSESSION OR CONTROL OF BBH&CO. If, on the date of the Default Event by reason of the Fund's request or actions, BBH&Co. is not in possession or control of the Collateral allocated to the defaulted Loan, the Fund shall cause such Collateral to be transferred to BBH&Co. by the close of business on the day BBH&Co. requests such a transfer. Upon BBH&Co.'s timely receipt such Collateral shall be applied by BBH&Co. against the cost of any Buy-In or replacement payment in accordance with Section 26.2. In the event that such Collateral is not timely transferred to BBH&Co., the Buy-In or replacement provisions of Section 8.2 shall not apply and the compensation to the Fund shall be limited to the shortfall, if any, between the Collateral Value and the market value of the loaned securities as determined at the close of business on (i) the date of the Default Event or (ii) the date such Collateral is so transferred, but only to the extent that any such shortfall in the Collateral Value is not due to the reinvestment risk borne by the Fund pursuant to this Agreement. The date of the valuation of the loaned securities pursuant to (i) or (ii) of this Section 26.4 shall be determined by BBH&Co. in its sole discretion.

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                               NOVATION AGREEMENT

         26.5 SUBROGATION AND ASSIGNMENT OF RIGHTS IN COLLATERAL. In the event that BBH&Co. is required to perform a Buy-In, make any payment of distributions, and/or make any payment of liquidated damages under this Section, the Fund agrees that, to the extent of such performance or payment, each of them shall be subrogated to, and the Fund shall assign, and be deemed to have assigned, to them all of such Fund's rights in, to and against the Borrower in respect of the related loan, any Collateral pledged by the Borrower in respect of such loan (including any letters of credit and the issuers thereof) and all proceeds of such Collateral. In the event that the Fund receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which BBH&Co. is subrogated as provided herein, the Fund shall promptly remit or pay to BBH&Co. the same (or, where applicable, its United States dollar equivalent)."

         This Novation and Amendment Agreement together with the Agreement represents the entire agreement and understanding of the parties hereto and shall be governed by the laws of the State of New York.

The undersigned acknowledges that (I/we) have received a copy of this document.

                                 BROWN BROTHERS HARRIMAN & CO.

                                 By: /s/ James R. Kent
                                     -----------------
                                 Name:
                                 Title: Managing Director

                                 TOUCHSTONE INVESTMENT TRUST FOR ITSELF
                                 AND ON BEHALF OF EACH SERIES THEREOF SET FORTH IN EXHIBIT A HERETO

                                 By: /s/ William Dent
                                     ----------------
                                 Name:  William Dent
                                 Title: V.P.

                                 TOUCHSTONE STRATEGIC TRUST FOR ITSELF
                                 AND ON BEHALF OF EACH SERIES THEREOF SET FORTH IN EXHIBIT A HERETO

                                 By: /s/ William Dent
                                     ----------------
                                 Name:  William Dent
                                 Title: V.P.

                               NOVATION AGREEMENT

                                 TOUCHSTONE VARIABLE SERIES TRUST FOR ITSELF
                                 AND ON BEHALF OF EACH SERIES THEREOF SET FORTH IN EXHIBIT A HERETO

                                 By: /s/ William Dent
                                     ----------------
                                 Name:  William Dent
                                 Title: V.P.


                                 TOUCHSTONE FUNDS GROUP TRUST FOR ITSELF
                                 AND ON BEHALF OF EACH SERIES THEREOF SET FORTH IN EXHIBIT A HERETO

                                 By: /s/ William Dent
                                     ----------------
                                 Name:
                                 Title: V.P.

                                 TOUCHSTONE TAX FREE TRUST FOR ITSELF
                                 AND ON BEHALF OF EACH SERIES THEREOF SET FORTH IN EXHIBIT A HERETO

                                 By: /s/ William Dent
                                     ----------------
                                 Name:
                                 Title: V.P.

                                 TOUCHSTONE INSTITUTIONAL FUNDS TRUST FOR ITSELF AND ON BEHALF OF EACH SERIES THEREOF SET FORTH IN EXHIBIT A HERETO

                                 By: /s/ William Dent
                                     ----------------
                                 Name:
                                 Title: V.P.

                               NOVATION AGREEMENT

                                    EXHIBIT A

Touchstone Investment Trust on behalf of the following Series thereof:

Touchstone High Yield Fund
Touchstone Core Bond Fund
Touchstone US Government Money Market Fund
Touchstone Institutional Money Market Fund
Touchstone Money Market Fund

Touchstone Strategic Trust on behalf of each of the following Series thereof:

Touchstone Large Cap Growth Fund
Touchstone Growth Opportunities Fund
Touchstone Small Cap Growth Fund
Touchstone Micro Cap Growth Fund
Touchstone Large Cap Value Fund
Touchstone Mid Cap Growth Fund
Touchstone Diversified Small Cap Growth Fund
Touchstone Large Cap Core Equity Fund

Touchstone Variable Series Trust on behalf of each of the following Series thereof:

Touchstone Balanced Fund
Touchstone Value Plus Fund
Touchstone Enhanced Dividend 30 Fund
Touchstone Eagle Capital Appreciation Fund
Touchstone Growth & Income Fund
Touchstone High Yield Fund
Touchstone Third Avenue Value Fund
Touchstone Mid Cap Growth Fund
Touchstone Baron Small Cap Fund
Touchstone Bond Fund
Touchstone Money Market
Touchstone Conservative ETF
Touchstone Moderate ETF
Touchstone Aggressive ETF
Touchstone Enhanced ETF

Touchstone Tax Free Trust on behalf of each of the following Series thereof:

Touchstone Florida Tax Free Money Market Fund
Touchstone Ohio Insured Tax Free Fund
Touchstone Ohio Tax Free Money Market Fund
Touchstone Tax Free Money Market Fund

                               NOVATION AGREEMENT

Touchstone Institutional Funds Trust on behalf of each of the following Series thereof:

Touchstone Sands Capital Institutional Growth Fund
Touchstone JSAM Institutional Large Cap Value Fund
Touchstone JSAM Institutional Value Fund
Touchstone Mazama Institutional Growth Fund

Touchstone Funds Group Trust on behalf of each of the following Series thereof:

Touchstone Value Opportunities Fund
Touchstone Health Care and Biotechnology Fund
Touchstone Ultra Short Duration Fixed Income Fund
Touchstone Sands Capital Select Growth Fund
Touchstone International Equity Fund
Touchstone Mid Cap Fund
Touchstone Strategic Value and High Income Fund
Touchstone Clover Core Fixed Income Fund
Touchstone Short Duration Fixed Income Fund
Touchstone Small Cap Value Opportunities Fund
Touchstone Small Cap Value Opportunities Fund
Touchstone Small Cap Value Opportunities Fund
Touchstone Diversified Small Cap Value Fund
Touchstone Diversified Small Cap Value Fund

                               NOVATION AGREEMENT

                                   SCHEDULE 1
                                   ----------

All Securities held in each series set forth on Exhibit A hereto of Touchstone Investment Trust, Touchstone Strategic Trust, Touchstone Variable Series Trust, Touchstone Tax Free Trust, Touchstone Institutional Funds Trust, and Touchstone Institutional Funds Group Trust held in custody at BBH.

                               NOVATION AGREEMENT

                                   SCHEDULE 5
                                   ----------

                              PERMITTED INVESTMENTS
                               FOR CASH COLLATERAL

o Securities Lending Investment Fund, a Series of the Brown Brothers Investment Trust

o        Touchstone Institutional Money Market Fund

                               NOVATION AGREEMENT

                                   SCHEDULE 7
                                   ----------

                                      FEES


For each cash collateralized loans effected hereunder, 20% of the difference between (i) the income earned on the investment of cash Collateral held with respect to such loan (after deduction of any custody, investment, management or related fees) and (ii) the Cash Collateral Fee (as defined in the applicable
SLA) paid to the borrower in respect of such loan.


For each non-cash collateralized loan effected hereunder, 20% of the Loan Fee (as defined in the applicable SLA) paid by the borrower with respect to such loan.

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                               NOVATION AGREEMENT

                                       10